UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

     CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2005

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant
as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646	61-1430858
(Commission File Number)	(IRS Employer Identification No.)

150 INDEPENDENCE DRIVE,
MENLO PARK, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 323-4100

n/a
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

This Form 8-K/A is filed as an amendment (Amendment No. 1) to the Current Report on Form 8-K filed by Ultra Clean Holdings, Inc. (the “Company”) under Items 1.01, 5.02 and 9.01 on May 17, 2005.

Item 1.01 Entry into a Material Definitive Agreement.

      The information set forth in Item 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On May 17, 2005, the Company reported the appointment of Mr. Jack Sexton as Vice President and Chief Financial Officer. On June 21, 2005, the Company and its wholly owned subsidiary, Ultra Clean Technology Systems and Service, Inc., entered into an employment agreement with Mr. Sexton. The term of the employment agreement is for two years and provides for a base salary of $200,000, an annual target bonus equal to 40% of his base salary and options to purchase 165,000 shares of the Company’s common stock. If Mr. Sexton is terminated during the term of the agreement by the Company without cause, or he resigns within 12 months after a change of control with good reason (as defined in the employment agreement), he is entitled to receive 12 months of base salary, health benefits under the Company’s health plan for 12 months (or, if earlier, until he becomes eligible for group health coverage with another employer) and 12 months of accelerated vesting of his stock options. If after a change of control he is terminated without cause or resigns with good reason during the year in which the change of control occurs, he will receive a pro rata portion of his annual bonus for that year. The terms of Mr. Sexton’s employment agreement are conditioned upon his execution of, and compliance with, the Company’s standard confidentiality and non-disclosure agreement.

Item 9.01 Financial Statements and Exhibits.

     Exhibit 10.1: Employment Agreement among Ultra Clean Technology Systems and Service, Inc., Ultra Clean Holdings, Inc., and Jack Sexton dated June 21, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	June 21, 2005	By:	/s/ Clarence L. Granger

			Name:	Clarence L. Granger
			Title:	President and Chief Executive Officer